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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 6, 1998, on the January 31, 1998 financial statements of SEI Daily Income Trust, included in the previously filed Form N-30D dated March 26, 1998, and to all references to our firm included in Post-Effective Amendment No. 38 to the Registration Statement File No. 2-77048.



ARTHUR ANDERSEN LLP

Philadelphia, PA
May 21, 1998